Exhibit 99.1

Intellia Therapeutics Announces Pricing of

Public Offering of Common Stock

CAMBRIDGE, Mass., November 1, 2017 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (Nasdaq:NTLA), a leading genome editing company focused on the development of potentially curative therapeutics using CRISPR/Cas9 technology, today announced the pricing of an underwritten public offering of 6,250,000 shares of its common stock at a public offering price of $24.00 per share, before underwriting discounts. Intellia also granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock. The gross proceeds from the offering, before deducting underwriting discounts and estimated offering expenses, are expected to be $150 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares in the offering are to be sold by Intellia.

Credit Suisse, Jefferies LLC, and Leerink Partners are acting as joint book-running managers of the offering. The offering is expected to close on or about November 6, 2017, subject to customary closing conditions.

The shares are being offered by Intellia pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on November 1, 2017. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from: Credit Suisse Securities (USA) LLC, Attn: Prospectus Dept., One Madison Avenue, New York, NY 10010, by telephone at (800) 221-1037 or by email at newyork.prospectus@credit-suisse.com; Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Leerink Partners LLC, Attn: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525 ext. 6132 or by email at Syndicate@Leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company focused on the development of proprietary, potentially curative therapeutics using the CRISPR/Cas9 system.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those relating to Intellia’s expectations regarding the anticipated closing of the public offering. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the public offering filed with the SEC. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Jennifer Mound Smoter

Senior Vice President, External Affairs & Communications

+1 857-706-1071

jenn.smoter@intelliatx.com

Lindsey Trickett

Vice President, Investor Relations

+1 857-285-6211

lindsey.trickett@intelliatx.com